                             SUBSCRIPTION AGREEMENT


                                    ARTICLE I

                                  SUBSCRIPTION

         THIS SUBSCRIPTION AGREEMENT is dated as of January __ 1999, between Kwok Kee Billy Yung (the "Subscriber") and Integrated Transportation Network Group, Inc., a Delaware corporation (the "Company").

         Section 1.01 Subscription. The Subscriber hereby subscribes to the immediate acquisition of 5% Convertible Notes in the aggregate principal amount of US$2,000,000, for a purchase price of US$2,000,000 which may be paid in People's Republic of China Renminbi ("RMB") as set forth below at an exchange rate of RMB8.25 to US$1.00, resulting in an aggregate purchase price in RMB of RMB16,500,000. The Convertible Note(s) shall be in the form of Exhibit A hereto. Such Convertible Notes (and the underlying shares of Common Stock, $.01 par value, of the Company ("Common Stock")), are referred to herein as the "Securities".

         The Subscriber shall on the Company's behalf deliver RMB 16,500,000 to Shenzhen Jinzhenghua Transport Industrial Development Co., Ltd, the Company's 92% owned subsidiary ("Jinzhenghua Transport") in satisfaction of the purchase price hereunder. Promptly upon the execution hereof and receipt by Jinzhenghua Transport of RMB 16,500,000 (US $2,000,000), the Company shall deliver the Convertible Notes to the undersigned at the address indicated below.

                                   ARTICLE II

                          PRESENTATIONS AND WARRANTIES

         Section 2.01 In connection with the purchase of the Securities, the Subscriber acknowledges, warrants and represents to the Company as follows:

         (a) He is acquiring the Securities for investment for his own account and without the intention of participating, directly or indirectly, in a distribution of the Securities, and not with a view to resale or any distribution of the Securities, or any portion thereof.

         (b) He has knowledge and experience in financial and business matters and has consulted with his own professional representatives as he has considered appropriate to assist in evaluating the merits and risks of this investment. He has reviewed the Company's Registration Statement on Form S-1 dated June 29, 1998 and the Company's Quarterly Reports on Form 10Q for the quarter ended June 30 and September 30, 1998, respectively. He has had access to and an opportunity to question the officers of the Company, or persons acting on their behalf, with respect to material information about



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

the Company and, in connection with his evaluation of this investment, has, to the best of his knowledge, received all information and data with respect to the Company that he has requested. He is acquiring the Securities based solely upon his independent examination and judgment as to the prospects of the Company.

         (c) The Securities were not offered to the Subscriber by means of publicly disseminated advertisements or sales literature.

         (d) Subject to the provisions of Section 3.01, he acknowledges that an investment in the Securities is speculative and he may have to continue to bear the economic risk of the investment in the Securities for an indefinite period. He acknowledges that the Securities are being sold to the undersigned without registration under any state, or federal or PRC law requiring the registration of securities for sale, and accordingly will constitute "restricted securities" as defined in Rule 144 of the U.S. Securities and Exchange Commission. The transferability of the Securities is therefore restricted by applicable United States Federal and state securities laws and may be restricted under the laws of other jurisdictions.

         (e) The Subscriber is an "accredited investor" as such term is defined in Appendix A.

         (f) In consideration of the acceptance of this subscription, the Subscriber agrees that the Securities will not be offered for sale, sold or transferred by the undersigned other than pursuant to (i) an effective registration under the Securities Act of 1933, as amended (the "Act"), an exemption available under the Act or a transaction that is otherwise in compliance with the Act; and (ii) an effective registration under the securities law of any state or other jurisdiction applicable to the transaction, an exemption available under such laws, or a transaction that is otherwise in compliance with such laws.

         (g) He understands that no U.S. federal or state agency has passed upon the offering of the Securities or has made any finding or determination as to the fairness of any investment in the Securities.

         Section 2.02 Representations and Warranties of the Company. As an inducement to the Subscriber to enter into this Agreement and to consummate the transactions contemplated herein, the Company hereby represents and warrants to the Subscriber and agrees as follows:

         (a) Organization: Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has full power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement constitutes, and any other agreements and instruments required to be delivered by the Company hereunder, when duly executed and delivered by the Company, will constitute, valid and binding obligations of the Company and will be enforceable in accordance with their respective terms. The Company has previously



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provided to the Subscriber true copies of all resolutions of the Company's Board of Directors necessary to authorize the transactions described herein, and all such resolutions are in full force and effect and have not been revoked.

         (b) Capitalization. As of January 26, 1999, the authorized share capital of the Company consists of 50,000,000 common shares, par value US$.01 per share, of which 10,235,204 are fully issued and remain outstanding, and 5,000,000 preferred shares, par value US$.01 per share, none of which are issued and outstanding. Except as set forth above and as set forth in Appendix B, no other shares or equity securities of the Company have been issued and remain outstanding, and there are no outstanding options, warrants or other rights to purchase or acquire any share capital of the Company, whether granted by the Company or otherwise, and there are no existing contracts by which the Company is or may become bound to issue any additional shares. The Company has never reduced, repaid, redeemed or purchased any of its share capital. The Securities shall, upon issuance, shall be fully paid and non-assessable.

         (c) No Consents. Neither the consummation of the transactions contemplated hereby, nor compliance with nor fulfillment of the terms and provisions hereof, will (i) require the consent of any governmental authority or any person under any contract to which the Company is a party or to which the Company is subject or (ii) give any party with rights under any material contract to which the Company or any subsidiary of the Company is a party the right to terminate, modify or otherwise change the material rights or obligations of any party under such contract.

         (d) Compliance with Laws. The Company is in compliance, and there exists no alleged material noncompliance, with all applicable laws relating in any material respect to the Company and the operation or conduct of its business, except where the failure to so comply would not have a material adverse effect on the Company, and, except as previously disclosed in the Prospectus of the Company dated June 29, 1998 or the quarterly reports of the Company filed with the SEC on Form 10-Q for the three-month periods ending June 30, 1998 and September 30, 1998, the Company has not received any notice of alleged violation of any such applicable law.

                                   ARTICLE III

                                  MISCELLANEOUS

         Section 3.01 Miscellaneous. The Company agrees that it shall file with the United States Securities and Exchange Commission (the "SEC") a registration statement under the U.S. Securities Act of 1933 (the "Securities Act") in accordance with Rule 415 thereof (the "Shelf Registration") registering the shares underlying the Convertible Notes for resale by the Subscriber, and shall use its best efforts to cause such registration statement to become effective within 180 days after the date hereof and to remain effective at all times for a period of three years after the date hereof. In addition, if the Company at any time files a Registration Statement under the Securities Act with respect to its Common Stock after the date hereof, the Company shall so notify the undersigned



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

and shall include such of the Securities as the Subscriber may request on such Registration Statement.

         Section 3.02 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         Section 3.03 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the City of New York and, to the extent permitted by Law, the parties hereto expressly consent to the jurisdiction of such courts, agree to venue in such courts and hereby waive any defense or claim of forum non conveniens they may have with respect to any such action or proceeding.

                           [INTENTIONALLY LEFT BLANK]





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

         IN WITNESS WHEREOF, the Subscriber and the Company have executed this Agreement or caused this Agreement to be executed as of the date first written above.



COMPANY                                  SUBSCRIBER

Integrated Transportation
Network Group Inc.                       --------------------------------------
                                         Name: Kwok Kee Billy Yung

                                         Address: 1/F Shell Industrial Building
By:                                      12 Lee Chung Street, Chai Wan
   ----------------------------          Hong Kong, PRC
   Andrew Lee, President
   205 West 39th Street
   16th Floor
   New York, NY 10018
   U.S.A.




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


                                   APPENDIX A


         An "accredited Investor" within the meaning of Regulation D under the Securities Act of 1933 includes the following:

         Organizations

         (1) A bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; insurance company as defined in section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

         (2) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

         (3) A trust (i) with total assets in excess of $5,000,000, (ii) not formed for the specific purpose of acquiring the Securities, (iii) whose purchase is directed by a person who, either alone or with his Subscriber representative, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed investment.

         (4) A corporation, business trust, partnership, or an organization described in section 501(c)(3) of the Internal Revenue Code, which was not formed for the specific purpose of acquiring the Securities, and which has total assets in excess of $5,000,000.

         Individuals

         (5) Individuals with income from all sources for each of the last two full calendar years whose reasonably expected income for this calendar year exceeds either of:
         (i)      $200,000 individual income; or
         (ii)     $300,000 joint income with spouse.

NOTE: Your "income" for a particular year may be calculated by adding to your adjusted gross income as calculated for Federal income tax purposes any deduction for



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long term capital gains, any deduction for depletion allowance, any exclusion for tax exempt interest and any losses of a partnership allocated to you as a partner.

         (6) Individuals with net worth as of the date hereof (individually or jointly with your spouse), including the value of home, furnishings, and automobiles, in excess of $1,000,000.

         (7) Directors, executive officers or general partners of the Issuer.



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



                                   APPENDIX B


Options and Warrants

Employee Options                     The Company has issued and outstanding
                                     options to purchase 2,210,000 shares of
                                     Common Stock at a price per share of US
                                     $2.00.

Consultant's Option/Shares           The Company has agreed to issue a
                                     financial consultant an option to purchase
                                     30,000 shares of Common Stock at a purchase price of US$3.00 per share. The Company has also agreed to issue a financial consultant
                                     3,000 shares of Common Stock for services.

Warrants Purchase rights to 1,394,286 shares of Common Stock, at US $2.00 per share.

Financier Option                     Option to purchase 1,992,000 shares of
                                     Common Stock at US $2.00 per share, subject to issuance.

Reserved Shares The Company has reserved for issuance 119,821 shares of Common Stock in connection with the surrender of remaining outstanding shares of Common Stock of Dawson Science Corporation, the Company's former parent.

                                    EXHIBIT A

THE NOTE EVIDENCED HEREBY HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.


                               5% CONVERTIBLE NOTE



US $2,000,000                                         Integrated Transportation
                                                      Network Group, Inc.
                                                      February __, 1999


FOR VALUE RECEIVED, the undersigned, Integrated Transportation Network Group, Inc., a Delaware Corporation, with its principal executive offices at 205 West 39th Street, 16th Floor, New York, New York 10022 ("Maker"), hereby promises to pay to the order of Kwok Kee Billy Yung, whose address is 1/F Shell Industrial Building, 12 Lee Chung St., Chai Wan, Hong Kong, PRC ("Holder"), the sum of Two Million U.S. Dollars (US $2,000,000), together with interest on the unpaid principal amount from time to time outstanding at a rate per annum equal to five
(5)% percent, as provided herein. The entire balance of unconverted principal, accrued but unpaid interest, and any other fees and charges shall be due and payable on February __, 2001 (the "Maturity Date") and shall, at the option of the Holder, be paid in U.S. Dollars, lawful currency of the People's Republic of China ("Reminbi" or "RMB"), or shares of Common Stock of the Maker, $.01 par value ("Common Stock"), at the conversion price of US $2.00. In the event the Holder elects to be repaid RMB, the Company shall repay the Holder based on the then prevailing US$/RMB exchange rate, as announced by the People's Bank of China on the business day in China immediately preceding the date of such repayment.

        This Note is being issued pursuant to, and is entitled to the benefits of, that certain Subscription Agreement (the "Subscription Agreement") between the Maker and the Holder of even date.

        1. Interest. Interest and fees shall be calculated on the basis of a 360-day year times the actual number of days elapsed. In no event shall interest payable hereunder exceed the highest rate permitted by applicable law. To the extent any interest received by Holder exceeds the maximum amount permitted, such payment shall be credited to principal, and any excess remaining after full payment of principal shall be refunded to Maker. Accrued but unpaid interest shall be paid at the time of conversion of this Note, whether in whole or in part, as provided



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

herein, in shares of Common Stock, at the conversion price of US $2.00 per share. To the extent there is accrued and unpaid interest at the Maturity Date, such interest shall be paid in cash or in shares of Common Stock, at the conversion price of US $2.00 per share, at the option of the Holder.

         2. Prepayment. The principal balance of this Note may only be prepaid with the consent of the Holder.

         3. Events of Default. The entire balance of unpaid principal and interest shall, at the option of the Holder, become immediately due and payable if any of the following events shall occur and be continuing:

         (i) The Maker shall fail to make any payment herein provided when due and such failure shall have continued uncured for a period of (twenty) 20 days; or

         (ii) The Maker shall fail to issue the shares of common stock issuable to the Holder in accordance with this Note upon submission of the Note for conversion in accordance with the terms hereof; or

         (iii) There shall occur a default under any mortgage, indenture, loan agreement or other instrument evidencing indebtedness exceeding US$500,000 binding on the Maker or any of its subsidiaries which shall have resulted in the indebtedness evidenced thereby becoming or being declared due and payable prior to the date on which it would otherwise have been due and payable, without such indebtedness having been discharged or such acceleration having been rescinded or annulled; or

         (iv) The Maker or any of its subsidiaries shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Maker or any of its subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of forty-five (45) days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Maker or any of its subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (iv);

then, and in any such event, the Holder may, by notice to the Maker, declare the Note and all interest thereon to be forthwith due and payable, whereupon the Note and all such interest shall become and be forthwith due and payable, without presentment, demand, protest or further notice



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of any kind, all of which are hereby expressly waived by the Maker; provided, however, that in the event of any actual or deemed entry of an order for relief with respect to the Maker under the U.S. Federal Bankruptcy Code, the Note and all such interest shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Maker.

        All payments due hereunder shall be made at the address of the Holder as set forth in the Subscription Agreement, or at such other place as the Holder may designate from time to time in writing.

        4. Convertibility of Note. At any time prior to the repayment in full of all amounts due hereunder, the unpaid principal amount of this Note shall at the option of the Holder be convertible in whole or in part into shares of Common Stock at a conversion price of US $2.00 per share ("Conversion Price"), subject to adjustment as provided below. At the time of conversion, the Maker shall pay the Holder in shares of Common Stock, at a price equal to the Conversion Price, all accrued but unpaid interest on the Note. The Company shall reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury a number of shares of its common stock equal at all times to the number of shares into which the Note may then be converted. All shares of Common Stock which are issued upon conversion of the Note shall be fully paid and non-assessable, and shall be issued free and clear of all liens, charges and encumbrances of any kind whatsoever, except for any restrictions under applicable securities laws.

        5. Conversion of Note. Subject to Section 4, the conversion rights represented by this Note may be exercised in whole, or in part, by the surrender of this Note and the duly executed Notice of Conversion (the form of which is attached as Schedule 1 hereto) at the principal office of the Maker as set forth in the Subscription Agreement or as notified by the Maker to the Holder from time to time. Promptly upon conversion, the Holder shall be entitled to receive a certificate, issued in the Holder's name or in such name or names as the Holder may direct, which shall evidence the shares of Common Stock issuable upon conversion. The shares of Common Stock so acquired shall be deemed to be issued as of the close of business on the date on which the Notice of Conversion is delivered by the Holder. In the event the Note is converted in part, a replacement Note with identical terms and of like tenor evidencing the remaining principal amount owed after the conversion shall be issued to the Holder, provided, however, that any failure on the part of the Maker to deliver such replacement Note shall not in any way affect the validity of the Holder's claims with respect to the remaining principal amount owed after the conversion.

         6. Adjustments of Conversion Price. As set forth in Schedule 2 hereto, which shall be for all purposes an integral part of this Note, the Conversion Price shall be adjusted from time to time upon the occurrence of certain events.

         7. No Rights as Stockholders. This Note does not entitle the Holder to any voting rights or other rights as a stockholder of the Maker prior to conversion and surrender of this Note. Notwithstanding the foregoing, the Maker agrees, upon the request of the Holder, to transmit to the Holder such information, documents and reports as are generally distributed to



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holders of the Common Stock. Upon valid conversion in accordance with the terms hereof, the Holder or the Holder's designee, as the case may be, shall be deemed a stockholder of the Maker.

         8. Sale or Transfer of the Note and the Underlying Shares of Common Stock; Legend. The Note and the underlying shares of Common Stock shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933, as amended (the "Act") and applicable state securities laws, or (ii) such sale or transfer is exempt from the registration requirements of the Act and applicable state securities laws. Each certificate, if any, representing the shares of Common Stock issued upon conversion of this Note shall bear a legend substantially in the following form, as appropriate:

THE SHARES OF COMMON STOCK EVIDENCED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

Prior to recognizing any transfer, the Company will be entitled to receive a written legal opinion of experienced securities counsel reasonably acceptable to the Company concerning compliance with federal and state securities laws. Such shares of Common Stock may be subject to additional restrictions on transfer imposed under applicable securities laws. At any time that any of the shares issued upon conversion of this Note may, under the Act, be freely traded without restriction, the Company shall, upon request of any holder of such shares and upon receipt by the Company of a written legal opinion of experienced securities counsel reasonably acceptable to the Company concerning compliance with federal and state securities laws, issue to such holder replacement certificates evidencing the shares of Common Stock held by such holder from which the legend set forth above has been removed. The expense of any legal opinions required pursuant to this Section 8 shall be paid by the transferor or holder (as the case may be) of the relevant shares.

         9. Modifications and Waivers. This Note may not be changed, waived, discharged or terminated except by an instrument in writing signed by the Maker and the Holder.

         10. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder or the Maker shall be delivered, or shall be sent by certified or registered mail, postage prepaid, or by courier service to the Holder at its address indicated herein or as notified by the Holder to the Maker from time to time or in the case of the Maker, at the address indicated in the Subscription Agreement, or, if different, at the principal office of the Maker as notified by the Maker to the Holder.

         11. Loss, Theft, Destruction or Mutilation of Note or Certificate Representing Shares of Common Stock. The Maker covenants with the Holder that upon its receipt of



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

evidence reasonably satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note or any certificate evidencing any shares of Common Stock and, in the case of mutilation, upon surrender and cancellation of this Note or the relevant certificate evidencing shares of Common Stock, the Maker will make and deliver a new Note or stock certificate, with identical terms and of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note or stock certificate.

         12. Binding Effect on Successors. This Note may not be assigned by the Maker without the consent of the Holder and shall be binding upon any business association succeeding the Maker by merger, consolidation or acquisition of all or substantially all of the Maker's assets, and all of the obligations of the Maker relating to the shares of Common Stock issuable upon conversion of this Note shall survive the conversion and termination of this Note and all of the covenants and agreements of the Maker shall inure to the benefit of the successors and assigns of the Holder.

         13. Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without regard to the choice of law principles thereof.

         IN WITNESS WHEREOF, INTEGRATED TRANSPORTATION NETWORK GROUP INC. has caused this Note to be executed by a representative thereunto duly authorized.


ORIGINAL ISSUANCE DATE:  As of February __, 1999

WITNESS:                                      INTEGRATED TRANSPORTATION
                                              NETWORK GROUP INC.


---------------------------------              By:
Name:                                             -----------------------------
     ----------------------------                 Andrew Lee, President
Address:                                          duly authorized
        -------------------------

        -------------------------

        -------------------------





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




                                                                      Schedule 1

                              NOTICE OF CONVERSION

         To: INTEGRATED TRANSPORTATION NETWORK GROUP INC.

         1. The undersigned hereby elects to convert the attached Note into _______ shares of Common Stock of Integrated Transportation Network Group Inc. pursuant to the terms of the attached Note, and tenders herewith the Note for cancellation.

         2. Please issue a certificate representing said shares of Common Stock in the name of the undersigned or in such other name or names as are specified below.

         3. In the event that there remains unpaid principal after the conversion requested hereby, please issue a replacement Note on the same terms and of like tenor for the remaining unpaid principal amount.

         4. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares of Common Stock. The undersigned further represents that such shares of Common Stock shall not be sold or transferred unless either (i) such sale is effected pursuant to registration under applicable federal and state securities laws or (ii) or an exemption from such registration requirements is available. [The undersigned requests that the aforesaid shares of Common Stock be registered for resale pursuant to the Company's registration statement in accordance with Rule 415 of the U.S. Securities Act of 1933, all in accordance with Section 3.01 of the Subscription Agreement.]*

                                             ---------------------------------
                                             (Name)

                                             ---------------------------------
                                             (Address)

                                             ---------------------------------
                                             (Signature)

                                             ---------------------------------
                                             (Date)


--------
*  Delete as appropriate

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                                                                      Schedule 2

                         Adjustments to Conversion Price

               1. Adjustment for change in capital stock. If the Company:

                  (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                  (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (3) combines its outstanding shares of Common Stock into a smaller number of shares; or

                  (4) issues by reclassification of its Common Stock any shares of its capital stock;

then the Conversion Price in effect immediately prior to such action shall be adjusted so that upon any subsequent conversion of the Note, the Holder shall receive the number of shares of capital stock of the Company which he would have owned immediately following such action if he had made the conversion immediately prior to such action.

         The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

         If after an adjustment the Holder upon conversion of the Note may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Conversion Price between the classes of capital stock. After such allocation, the Conversion Price with respect to each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Shares in this Schedule 2.

         2. Adjustment for sales to insiders. If the Company issues shares of Common Stock for cash or securities convertible into or exchangeable for Common Stock to any shareholder of the Company or any affiliate of a shareholder of the Company which, immediately prior to such issuance, either individually or together with its affiliates (as defined in Rule 405 of the Securities Act), owns 10% or more of the issued and outstanding common stock of the Company, at a price per share (or having a conversion or exchange price per share) less than US$2.00 per share, the Conversion Price shall be adjusted in accordance with the formula:

                                      N x P
                         C' = C x O + US$2.00
                                      O + N



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

where:

         C' = the adjusted Conversion Price.

         C = the current Conversion Price.

             O = the number of shares of Common Stock outstanding on the record date of issuance date, as applicable.

             N = the number of additional shares of Common Stock offered or issuable upon conversion or exchange.

             P = the offering, conversion or exchange price per share of the additional shares.

         The adjustment shall be made whenever any such securities are issued and shall become effective on the date of such issuance.

         The provisions of this paragraph 2 shall not apply to (i) the exercise of options or warrants to purchase Common Stock existing on the date of execution of this Agreement, (ii) Common Stock issued to employees of the Company or any of its subsidiaries under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law; (iii) Common Stock or convertible securities issued in a bona fide public offering pursuant to a firm commitment underwriting, or sales at the market pursuant to a continuous stock offering program; (iv) Common Stock issued upon the exercise of warrants, rights or options which are issued with an Conversion Price at least equal to US$2.00; or (v) any issuance of securities described on Appendix B of the Subscription Agreement.

         3. Adjustment for other distributions. If the Company distributes to all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock), any of its assets or debt securities or any rights or warrants to purchase assets or securities of the Company, the Conversion Price shall be adjusted in accordance with the formula:

                                  C' = C x  M  -  F
                                               M

where:

         C' = the adjusted Conversion Price.

         C = the current Conversion Price.

             M = the current market price (as defined in paragraph 4) per share of Common Stock on the record date mentioned below.

             F = the fair market value on the record date of the assets, securities, rights or warrants applicable to one share of Common Stock. The Company shall determine



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

             the fair market value.

         The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

         This paragraph does not apply to regular or quarterly cash dividends or cash distributions paid out of consolidated current or retained earnings as shown on the books of the Company. Also, this paragraph does not apply to rights or warrants referred to in paragraph 2.

         4. Current market price. In paragraph 3 the current market price per share of Common Stock on any date is the average of the last reported sales prices of the Common Stock on the OTC Bulletin Board, or other quotation system or exchange on which the Common Stock is then quoted or listed, for the thirty consecutive trading days commencing forty-five trading days before the date in question. In the absence of one or more such quotations, the Company shall determine the current market price on the basis of such quotations as it considers appropriate.

         5. Consideration received. For purposes of computing compensation received for the purposes of the calculations set forth in paragraph 2, the following shall apply:

            (1) in the case of issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

            (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive absent manifest error, and shall be described in a Board resolution, a copy of which shall be delivered to the Holder; and

            (3) in the case of the issuance of securities convertible into or exchangeable or exercisable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this paragraph 5.

         6. Notice of adjustment. Whenever the Conversion Price is adjusted, the Company shall promptly mail to the Holder a notice of the adjustment, and shall include therein a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it.

         7. Notice of certain transactions. If the Company takes any action that would require an adjustment in the conversion rate pursuant to paragraphs 1, 2 or 3, the Company shall mail to the Holder a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, liquidation or dissolution. The Company shall mail the notice at least fifteen days before such date and also send a copy by facsimile.

         8. Reorganization of Company. For so long as the Note shall remain outstanding, the Company shall not enter into any reorganization or merger in which an entity other than the Company would be the surviving entity, or which would reclassify or change the Company's outstanding Common Stock, or any sale, transfer or conveyance of all or substantially all of the assets of the Company unless such surviving entity, the Company or the transferee, respectively, enters into an amendment of this Agreement or a supplemental agreement with the Holder that provides that the Holder may convert the Note at the Conversion Price in effect immediately before the consummation of such transaction to purchase the kind and amount of securities, cash and other assets which it would have owned immediately after the consolidation, merger or transfer if it had converted the Note immediately before the effective date of the transaction. The amendment or supplemental agreement shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this
Schedule 2.


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